Exhibit 99.1

JOINT FILING AGREEMENT

January 17, 2023

Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees that RICHMOND HILL CAPITAL PTY LTD ("Richmond Hill Capital") may file as necessary on behalf of the undersigned with the Securities and Exchange Commission a Schedule 13G or Schedule 13D and any amendments thereto in respect of shares of Universal Biosensors, Inc. purchased, owned or sold from time to time by the undersigned.

Richmond Hill Capital is hereby authorized to file a copy of this letter as an exhibit to said Schedule 13G or Schedule 13D or any amendments thereto.

RICHMOND HILL CAPITAL PTY LTD

By:	/s/ Edmon Odza
Name:	Edmon Odza
Title:	Director & Company Secretary

RH HIGH CONVICTION FUND

By:	Richmond Hill Capital Pty Ltd

By:	/s/ Edmon Odza
Name:	Edmon Odza
Title:	Director & Company Secretary

Edmon Odza

By:	/s/ Edmon Odza

Alexander James White

By:	/s/ Alexander James White

David St Quintin

By:	/s/ David St Quintin